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                                                                      Exhibit 21
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                   SUBSIDIARIES OF VESTA INSURANCE GROUP, INC

J. Gordon Gaines, Inc. (Delaware)
Mound Agency, Inc. (Illinois)
Mound Agency of Ohio, Inc. (Ohio)
Florida Select Insurance Agency, Inc. (Florida)
InsureOne Independent Insurance Agency, LLC (Illinois)

Vesta Fire Insurance Corporation (Illinois)
Vesta Insurance Corporation (Illinois)
Texas Select Lloyds, Inc. (Texas)
Florida Select Insurance Holdings, Inc. (Florida)
Florida Select Insurance Company (Florida)
Texas Select Lloyds Insurance Company (Texas)
J. Gordon Gaines of Texas, Inc. (Texas)
The Hawaiian Insurance & Guaranty Company, Ltd. (Hawaii)
Shelby Casualty Insurance Company (Illinois)
The Shelby Insurance Company (Illinois)
Affirmative Insurance Company (Illinois)
Insura Property & Casualty Insurance Company (Illinois)
Vesta Capital Insurance Syndicate, Inc. (Illinois)
Sheffield Insurance Corporation (Illinois)
American Founders Financial Corporation (Arizona)
Laurel Life Insurance Company (Texas)
American Founders Life Insurance Company (Texas)
Bradford Investments, LC (Louisiana)
Emerald Coast Re Cayman Ltd. (Cayman Islands)
Aegis Financial Corporation (Nevada)
States General Life Insurance Company (Texas)
United International Life Insurance Company (Texas)

Medinah, LLC (Alabama)

Instant Insurance Holdings, Inc. (Delaware)
Instant Auto Insurance Agency of Texas, Inc. (Texas)
Instant Auto Insurance Company (Missouri)
Instant Auto Insurance Agency of New Mexico, Inc. (New Mexico)
Instant Auto Insurance Agency of Arizona, Inc. (Arizona)
Instant Auto Insurance Agency of Colorado, Inc. (Colorado)